                                                                       Exhibit r


                                                            CONFORMED COPY

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                          -----------------------------

                            STOCK EXCHANGE AGREEMENT

                          -----------------------------

                                      Among

                            SOFAMOR DANEK GROUP, INC.

                                       and

                             ALL OF THE SHAREHOLDERS

                                 OF SOFYC, S.A.


                          Dated as of January 26, 1998


================================================================================

                                TABLE OF CONTENTS

Section                                                                    Page

                                    ARTICLE I

                                   DEFINITIONS

  1.01.  Certain Defined Terms.............................................  1

                                   ARTICLE II

                              TRANSFER AND EXCHANGE

  2.01.  Transfer and Exchange of the Shares...............................  5
  2.02.  Purchase Price....................................................  5
  2.03.  Closing...........................................................  5
  2.04.  Closing Deliveries by the Holders.................................  6
  2.05.  Closing Deliveries by the Issuer..................................  6
  2.06.  Holders' Representative...........................................  7

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

  3.01.  Capacity and Authority of the Holders.............................  8
  3.02.  Organization, Authority and Qualification of the Company..........  8
  3.03.  Capital Stock of the Company; Ownership of the Shares.............  8
  3.04.  Subsidiaries......................................................  9
  3.05.  Corporate Books and Records.......................................  9
  3.06.  No Conflict.......................................................  9
  3.07.  Governmental Consents and Approvals............................... 10
  3.08.  Financial Information............................................. 10
  3.09.  No Undisclosed Liabilities........................................ 11
  3.10.  Conduct of Business............................................... 11
  3.11.  Litigation........................................................ 11
  3.12.  Certain Interests................................................. 11
  3.13.  Compliance with Laws.............................................. 11
  3.14.  Assets............................................................ 11
  3.15.  Employee Matters.................................................. 11
  3.16.  Taxes............................................................. 12
  3.17.  Full Disclosure................................................... 13
  3.18.  Investment Purpose................................................ 13

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Section                                                                    Page

  3.19.  Defaults.......................................................... 13
  3.20.  Guarantees........................................................ 14
  3.21.  Brokers........................................................... 14

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

  4.01.  Organization and Authority of the Issuer.......................... 14
  4.02.  Ownership of Issuer Shares........................................ 14
  4.03.  No Conflict....................................................... 15
  4.04.  Governmental Consents and Approvals............................... 15
  4.05.  Investment Purpose................................................ 15
  4.06.  Brokers........................................................... 15

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

  5.01.  Conduct of Business Prior to the Closing.......................... 15
  5.02.  Access to Information............................................. 16
  5.03.  Retention of Company Equity Assets................................ 16
  5.04.  NYSE Listing...................................................... 17
  5.05  Legend............................................................. 17
  5.06  Regulatory and Other Authorizations; Notices and Consents.......... 17
  5.07  Notice of Developments............................................. 17
  5.08  Further Action..................................................... 17

                                   ARTICLE VI

                                   TAX MATTERS

  6.01.  Indemnity......................................................... 18
  6.02.  Returns and Payments.............................................. 19
  6.03.  Contests.......................................................... 20
  6.04.  Time of Payment................................................... 21
  6.05.  Cooperation and Exchange of Information........................... 21
  6.06.  Conveyance Taxes.................................................. 22
  6.07.  Miscellaneous..................................................... 22

                                   ARTICLE VII

Section                                                                    Page

                              CONDITIONS TO CLOSING

  7.01.  Conditions to Obligations of the Holders.......................... 23
  7.02.  Conditions to Obligations of the Issuer........................... 23

                                  ARTICLE VIII

                                 INDEMNIFICATION

  8.01.  Survival of Representations and Warranties........................ 24
  8.02.  Indemnification by the Holders.................................... 25
  8.03.  Indemnification by the Issuer..................................... 27
  8.04.  Tax Matters....................................................... 28

                                   ARTICLE IX

                             TERMINATION AND WAIVER

  9.01.  Termination....................................................... 29
  9.02.  Effect of Termination............................................. 29
  9.03.  Waiver............................................................ 29

                                    ARTICLE X

                               GENERAL PROVISIONS

  10.01.  Expenses......................................................... 30
  10.02.  Notices.......................................................... 30
  10.03.  Public Announcements............................................. 31
  10.04.  Headings......................................................... 31
  10.05.  Severability..................................................... 31
  10.06.  Entire Agreement................................................. 31
  10.07.  Assignment....................................................... 32
  10.08.  No Third Party Beneficiaries..................................... 32
  10.09.  Amendment........................................................ 32
  10.10.  Governing Law.................................................... 32
  10.11.  Counterparts; Governing Language................................. 33
  10.12.  Specific Performance............................................. 33

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Exhibits and Schedule

Exhibit A        Registration Rights Agreement
Exhibit 7.02(c)  Opinion of Hausmann & Associes
Schedule I       Calculation of Equity Consideration
Schedule II      Company Equity Ownership and Consideration to be Received


                                      -iv-
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            STOCK EXCHANGE AGREEMENT, dated as of January 26, 1998, among YVES
PAUL COTREL, MARIE-HELENE COTREL PLAIS, ANNIE COTREL, BENEDICTE COTREL SANDERE, MARIE LOUISE COTREL, PHILIPPE COTREL, YVES-REGIS COTREL, ELIZABETH COTREL GAUZAN, CATHERINE COTREL LECHIEN and MARIE-CHRISTINE COTREL MILLIEZ, (each, a "Holder" and collectively, the "Holders"), and SOFAMOR DANEK GROUP, INC., an Indiana corporation (the "Issuer").

                              W I T N E S S E T H:

            WHEREAS, the Holders own all the issued and outstanding shares (the "Shares") of capital stock, FF 100 nominal value per share (the "Capital Stock"), of Sofyc, S.A., a French societe anonyme (the "Company");

            WHEREAS, the Holders wish to transfer to the Issuer the Shares, upon the terms and subject to the conditions set forth herein; and

            WHEREAS, the Issuer wishes to exchange shares of its common stock, no par value (the "Issuer Common Stock") and $1,000,000 (the "Cash Consideration") for the Shares, upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Issuer and the Holders hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

            "Agreement" or "this Agreement" means this Stock Exchange Agreement, dated as of January 21, 1998, among the Holders and the Issuer (including the Schedules and the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 10.09.

            "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

            "Company's Accountants" means Franck Duret and Willy Soonekindt (substitute), independent public accountants of the Company.

            "Company Equity Asset Valuation" means the product of the Determination Price times the number of shares of Issuer Common Stock owned by the Company.

            "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "Determination Price" means $62.95, the average of the closing prices of the Issuer Common Stock as shown on the New York Stock Exchange Composite Tape (as reported by The Wall Street Journal or any other authoritative source) for the 20 consecutive Trading Days ending on the thirteenth Trading Day prior to the Closing Date.

            "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

            "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of full ownership (pleine propriete); provided, however, that, Shares held in the usufruit or nue propriete form shall not be deemed to be encumbered solely because of such form of ownership.

            "Equity Consideration Reduction Amount" means the sum of the Cash Consideration, the Shareholder Accounts Balance and the Loan Amount (with respect to the Shareholder Accounts Balance and the Loan Amount, translated into U.S. dollars at the exchange rate of $1.00 = FF6.1262).

            "Equity Consideration Valuation" means the product of 0.85 times the Company Equity Asset Valuation.

            "Former Subsidiaries" means Interphar, SAPL, Socotrim, S.R.L., Sof. Inc., Sofamed, Sofasia, Sycot, S.C., Vitane and any other entity that has been a direct or indirect subsidiary of the Company or in which the Company owned any equity interest, partnership interest or similar ownership interest.

            "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

            "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

            "IRS" means the Internal Revenue Service of the United States.

            "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

            "Legal Costs" means $228,719.92, the outstanding legal fees and expenses incurred as of the date hereof by Shearman & Sterling, counsel to the Issuer.

            "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

            "Loan" means the overdraft drawn down by the Company from Societe Generale on January 16, 1998.

            "Loan Amount" means the outstanding balance, including accrued interest up to and including the date hereof, of the Loan.

            "NYSE" means the New York Stock Exchange, Inc.

            "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "Purchase Price Bank Accounts" means the bank accounts in Paris, France to be designated by the Holders' counsel in a written notice to the Issuer at least one Business Day prior to the Closing.

            "Registration Rights Agreement" means the registration rights agreement dated as of the Closing Date among the Issuer and the Holders substantially in the form of Exhibit A attached hereto.

            "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

            "Shareholder Accounts Balance" means the outstanding balance of the shareholder accounts of the Company as of the date hereof.

            "Shareholders' Agreement" means the Shareholders Agreement dated as of June 21, 1993 among the Issuer, the Holders, the Company and the other shareholders signatory thereto.

            "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

            "Tax Affiliate" means any entity that is included or required to be included in the filing of any tax return with the Company or any entity that has or could have a tax liability for which the Company could be jointly or severally liable or any entity for which the Company is liable for a share of its profits or losses.

            "Trading Day" means a day on which the NYSE is open for business.

            (b) Each of the following terms is defined in the Section of this Agreement set forth opposite such term below:

Term                                            Section
----                                            -------
Acquisition Documents                           8.01
Capital Stock                                   Recitals

Cash Consideration                              Recitals
Closing                                         2.03
Closing Date                                    2.03
Company                                         Recitals
Company Equity Assets                           3.14
Financial Statements                            3.08(a)
Holder                                          Recitals
Holders' Representative                         2.06
Issuer Common Stock                             Recitals
Issuer Shares                                   2.02
Indemnified Party                               8.02(a)
Issuer                                          Recitals
Loss                                            8.02
Purchase Price                                  2.02
Returns                                         6.02(a)
Shares                                          Recitals
Third Party Claims                              8.02(b)

                                   ARTICLE II

                              TRANSFER AND EXCHANGE

            SECTION 2.01. Transfer and Exchange of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Holders shall sell, assign, transfer and deliver to the Issuer, and the Issuer shall purchase, acquire and accept for delivery from the Holders, the Shares.

            SECTION 2.02. Purchase Price. The aggregate purchase price for the Shares shall be (i) the number of Shares of Issuer Common Stock equal to the number of shares of Issuer Common Stock held by the Company multiplied by a fraction, the numerator of which shall be equal to the Equity Consideration Valuation minus the Equity Consideration Reduction Amount and the denominator of which shall be equal to the Company Equity Asset Valuation (the "Issuer Shares") (as such calculation is set forth in Schedule I hereto) and (ii) the Cash Consideration minus Legal Costs (together, the "Purchase Price"). Each Holder shall receive the cash and equity components of the Purchase Price in such amounts as set forth in Schedule II hereto.

            SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the later to occur of (i) the date hereof and (ii) the fifth Business Day following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as the Holders and the Issuer may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

            SECTION 2.04. Closing Deliveries by the Holders. (a) At the Closing, the Holders shall deliver or cause to be delivered to the Issuer:

            (i) share transfer orders (ordres de mouvement) for all of the Shares, completed pursuant to the terms hereof, the registre des mouvement de titres, the comptes d'actionnaires of the Company and any other documents necessary for the transfer of good and marketable title to the Shares;

            (ii) a receipt for the Purchase Price; and

            (iii) the opinion, certificates and other documents required to be delivered pursuant to Section 7.02.

            (b) At the Closing, the Holders and the Issuer shall cause appropriate entries to be made in the registre des mouvements de titres and the comptes d'actionnaires to register the consummation of the transactions contemplated by this Agreement.

            SECTION 2.05. Closing Deliveries by the Issuer. (a) At the Closing, the Issuer shall deliver to the Holders:

            (i) stock certificates evidencing the Issuer Shares duly registered in the respective names of the Holders and in such denominations of Issuer Common Stock as set forth in Schedule II hereto (or true and correct photocopies or facsimiles of such stock certificates pending receipt of the original certificates from the Issuer's stock transfer agent);

            (ii) the Cash Consideration by wire transfer in immediately available funds to the Purchase Price Bank Accounts (or evidence that such wire transfer has been commenced); and

            (iii) the certificates and other documents required to be delivered pursuant to Section 7.01.

            (b) In the case of Issuer Shares to be delivered to Holders in exchange for Shares held, respectively, in usufruit or nue propriete, the Issuer shall deliver such Issuer Shares to Yves Paul Cotrel or Marie Louise Cotrel and, in respect thereof, shall register him or her in its shareholder's register as nominee for each of such Holders, pursuant to a nominee agreement entered into separately.

            SECTION 2.06. Holders' Representative. Each Holder hereby appoints Marie Helene Cotrel Plais, its legal representative (such Person and any successor or successors being the Holders' Representative"), as each such Holder's Attorney-in-Fact and representative, (i) to do any and all things and to execute any and all documents or other papers, in each such Holder's name, place and stead, in any way which each such Holder could do if personally present, in connection with this Agreement and the transactions contemplated hereby, including, without limitation, to accept on each such Holder's behalf any Issuer Shares or cash amounts payable to each such Holder under this Agreement, (ii) to amend, cancel or extend, or waive the terms of, this Agreement or the Registration Rights Agreement, (iii) to act on behalf of such Holder with respect to any claims (including the settlement thereof) made by the Issuer for indemnification pursuant to Articles VI and VIII, (iv) with respect to any actions to be taken by the Holders pursuant to the Registration Rights Agreement and (v) to replace the Company as the Designated Representative of the Holders and other shareholders of the Issuer signatory to the Shareholders' Agreement and to perform all the outstanding duties and obligations of the Designated Representative in connection therewith. In the event that the Holders' Representative becomes unable or unwilling to continue in his capacity as Holders' Representative under this Agreement, the Holders of a majority of
(A) prior to the Closing, the Shares or (B) after the Closing, the Issuer Shares then owned by the Holders shall promptly appoint a successor Holders' Representative, who shall be reasonably acceptable to the Issuer (it being agreed that any Holder of legal majority age shall be deemed reasonably acceptable), by written notice to the Issuer. All reference herein to the "Holders' Representative" shall include any such successor Holders' Representative. Each Holder hereby consents to the taking by the Holders' Representative of any and all actions and the making of any decisions required or permitted to be taken by such Holder under this Agreement or the Registration Rights Agreement. The Holders shall be bound by all actions taken by the Holders' Representative in his capacity thereof. The Issuer shall be entitled to rely, as being binding upon each such Holder, upon any document or other paper believed by it to be genuine and correct and to have been signed or sent by the Holders' Representative, and the Issuer shall not be liable to any of the Holders for any action taken or omitted to be taken by it in such reliance. Copies of any notice given by the Issuer to the Holders' Representative shall be provided to each of those persons specified in Section 10.02.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

            As an inducement to the Issuer to enter into this Agreement, the Holders hereby represent and warrant, jointly and severally, to the Issuer (and acknowledge that the Issuer has relied on such representations and warranties) as follows:

            SECTION 3.01. Capacity and Authority of the Holders. The Holders have the legal capacity to enter into this Agreement and the Registration Rights Agreement, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been and the Registration Rights Agreement shall be, duly executed and delivered by the Holders, and (assuming due authorization, execution and delivery by the Issuer) this Agreement constitutes and the Registration Rights Agreement will constitute, the legal, valid and binding obligations of the Holders enforceable against the Holders in accordance with their terms.

            SECTION 3.02. Organization, Authority and Qualification of the Company. The Company is a societe anonyme duly organized and validly existing under the laws of France and has all necessary power and authority to own the shares of Issuer Common Stock owned by it. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Statuts. A true and correct copy of the Statuts of the Company, as in effect on the date hereof, has been delivered by the Holders to the Issuer.

            SECTION 3.03. Capital Stock of the Company; Ownership of the Shares.
(a) The Capital Stock of the Company consists of 543,964 shares of Capital Stock. As of the date hereof, 543,964 shares of Capital Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Capital Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Capital Stock or obligating the Holders or the Company to issue or sell any shares of Capital Stock or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Capital Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all of the issued and outstanding shares of Capital Stock and no Person, other than the Holders, owns or has any interest, whether direct or indirect, in any Capital Stock. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Issuer in the stock records of the Company, the Issuer, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding Capital Stock free and clear of all Encumbrances, other than Encumbrances arising from any action or agreement of the Issuer. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

            (b) The stock registers (registre des mouvements de titres and the comptes d'actionnaires) of the Company accurately record the name and address of, and the number of Shares held by, each Person owning rights of any kind in the Capital Stock.

            (c) Schedule I sets out (i) the number of Shares owned by each of the Holders and the division of the Shares into full ownership (pleine propriete), usufruit and remainder (nue propriete) interests and (ii) the number of Issuer Shares to be issued to each such Holder or its nominee (or estimates of such foregoing amounts (if the Closing Date is not the date hereof) which estimates will be finalized prior to Closing). Title to the Shares is not encumbered by any Encumbrance other than those which will be released at or prior to Closing, and will not result in the incurrence of any claim whatsoever by any third party.

            SECTION 3.04. Subsidiaries. The Company has no subsidiaries (including, without limitation, any g.i.e. or societe en participation) and no ownership or other interest in any other Person.

            SECTION 3.05. Corporate Books and Records. The attendance register of the Company's Conseil d'administration, the minutes of the Conseil d'administration and the shareholders' meetings, the rapports de gerance and the stock registers (the registre des mouvements de titres and the comptes d'actionnaires) required by the French Corporation Law of July 24, 1966, as amended, are up-to-date, have been fully maintained and contain true and accurate records in all material respects. Complete and accurate copies of all such minute books and of the stock register of the Company have been provided or made available by the Company to the Issuer or its representatives.

            SECTION 3.06. No Conflict. Assuming that the notification described in Section 3.07 has been obtained and except as may result from any facts or circumstances relating solely to the Issuer, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Holders do not and will not (a) violate, conflict with or result in the breach of any provision of the Statuts of the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Holders, the Company or any of their respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Holders or the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which any of the Holders or the Company is a party or by which any of the Shares or any of such assets or properties is bound or affected.

            SECTION 3.07. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Holders do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except for notification to the French Foreign Investment Control Authorities (Direction du Tresor).

            SECTION 3.08. Financial Information. (a) True and complete copies of
(i) the balance sheet of the Company for each of the three fiscal years ended as of December 31, 1995, December 31, 1996, and December 31, 1997, and the related statements of income, retained earnings and shareholders' equity, together with all related notes and schedules thereto, (collectively referred to herein as the "Financial Statements") have been delivered by the Holders or their counsel to the Issuer. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with the French Plan Comptable General of 1982 applied on a basis consistent with the past practices of the Holders and the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby.

            (b) The books of account and other financial records of the Company:
(i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with the French Plan Comptable General of 1982 applied on a basis consistent with the past practices of the Company, respectively, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and
(iii) have been maintained in accordance with good business and accounting practices generally accepted in France.

            (c) The Shareholder Accounts Balance is equal to FF3,859,715.01 and the Loan Amount is equal to FF1,815,482.72. The interest rate on the Loan is T4M plus two percentage points. Interest on the Loan is calculated monthly. The Loan is an extension of credit to the Company without a specific maturity date repayable on demand. Other than accruing interest on the principal amount, there are no other fees, charges or other amounts payable by the Company pursuant to the Loan.

            SECTION 3.09. No Undisclosed Liabilities. There are no Liabilities of the Company, other than the Shareholder Accounts Balance and the Loan Amount.

            SECTION 3.10. Conduct of Business. Except as disclosed in Section
3.10 of the Disclosure Schedule, since December 31, 1996, the Company has not conducted any business other than the ownership of shares of Issuer Common Stock and matters incident thereto.

            SECTION 3.11. Litigation. There are no Actions by or against the Company (or by or against the Holders or any Affiliate thereof and relating to the Company), pending before any Governmental Authority (or, to the best knowledge of the Holders after due inquiry, threatened to be brought by or before any Governmental Authority). None of the Company and the Holders is subject to any Governmental Order (nor, to the best knowledge of the Holders and the Company after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

            SECTION 3.12. Certain Interests. (a) None of the Holders, no officer or director of the Company, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director, and no Person controlled by any of the foregoing Persons has outstanding any indebtedness to, or any agreements with, the Company.

            (b) Other than the Shareholder Accounts Balance, the Company has no Liability or any other obligation of any nature whatsoever to any of the Holders, any officer, director or shareholder of the Company or any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or Holder.

            SECTION 3.13. Compliance with Laws. The Company is and has been in compliance at all material times with all Laws and Governmental Orders applicable to the Company, and the Company is not in violation of any such Law or Governmental Order.

            SECTION 3.14. Assets. The Company has no assets other than 3,337,272 shares of Issuer Common Stock (the "Company Equity Assets").

            SECTION 3.15. Employee Matters. The Company does not have and has never had any (i) employees, (ii) employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or
(iii) bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, or employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the

Company for the benefit of any current or former employee, officer or director of the Company.

            SECTION 3.16. Taxes. (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Company and any Tax Affiliate (including any combined, consolidated or similar return that included the Company or any Tax Affiliate) have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid;
(iii) all such returns and reports (including but not limited to any returns or reports relating to the activities or income of the Company or any Tax Affiliate) are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority (including but not limited to adjustments relating to the activities or income of the Company or any Tax Affiliate or could result in liability of the Company or any Tax Affiliate on the basis of joint and/or several liability) and, to the best knowledge of the Holders and the Company after due inquiry, no basis exists for any such adjustment; (v) there are no pending or, to the best knowledge of the Holders and the Company after due inquiry, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Tax Affiliate or (including but not limited to actions or proceedings relating to the activities or income of the Company or any Tax Affiliate or could result in liability of the Company or any Tax Affiliate on the basis of joint and/or several liability) any corporation that was included in the filing of a return with the Company on a consolidated or combined basis; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Company or any Tax Affiliate; (vii) there are no Tax liens on any assets of the Company or any Tax Affiliate; and (viii) neither the Company nor any Tax Affiliate has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

            (b) Except as disclosed with reasonable specificity in Section 3.16 of the Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Tax Affiliate may be subject; (ii) neither the Company nor any Tax Affiliate has any income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction); (iii) there are no requests for information currently outstanding that could affect the Taxes of the Company or any Tax Affiliate;
(iv) there are no proposed reassessments of any property owned by the Company or any Tax Affiliate or other proposals that could increase the amount of any Tax to which the Company or any Tax Affiliate would be subject; and (v) no power of attorney or other similar legal documents that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or a Tax Affiliate.

            (c) There are no material adverse tax consequences to the Company resulting from any prior disposition by the Company of any of the Company's assets, investments, businesses or subsidiaries.

            SECTION 3.17. Full Disclosure. (a) The Holders have not willfully withheld any facts pertaining to the Company which could materially adversely affect the Company and which have not been disclosed in this Agreement, the Disclosure Schedule, the Financial Statements or the Interim Financial Statements or otherwise disclosed to the Issuer by the Holders in writing.

            (b) No representation or warranty of the Holders in this Agreement, nor any statement or certificate furnished to the Issuer pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

            SECTION 3.18. Investment Purpose. Except with respect to any Issuer Shares to be registered for resale pursuant to the Registration Rights Agreement, each of the Holders is acquiring the Issuer Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Each of the Holders has had the opportunity to
(i) make such investigations of the business and property of the Issuer and its subsidiaries as he or she desired, and (ii) ask questions of management of the Issuer and its subsidiaries concerning such business and properties. In addition, each Holder has been furnished with copies of all documents, including financial statements, and information concerning the business and affairs of the Issuer and its subsidiaries as that Holder has requested. Each Holder acknowledges to the Issuer that the Issuer Shares have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Each Holder agrees that it shall not at any time sell, transfer or dispose of any Issuer Shares or any interest therein except in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and other applicable federal or state securities laws and the rules and regulations promulgated thereunder. Each of the Holders is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended.

            SECTION 3.19. Defaults. As of the date hereof, the Company is not in default with regard to any payments on its debts, is not subject to any voluntary or involuntary bankruptcy or liquidation proceedings, and is not and has not been the object of any corporate reorganization other than its transformation into a societe anonyme. The Company is not and has not been the object of any early warning procedure (procedure d'alerte) nor any procedure to invalidate the Company (demande en nullite).

            SECTION 3.20. Guarantees. Except as disclosed in Section 3.20 of the Disclosure Schedule, the Company is not a guarantor in respect of the debts, obligations or liabilities of any of the Holders or of any other Person.

            SECTION 3.21. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Holders or the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

            As an inducement to the Holders to enter into this Agreement, the Issuer hereby represents and warrants to the Holders (and acknowledges that the Holders have relied on such representations and warranties) as follows:

            SECTION 4.01. Organization and Authority of the Issuer. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all necessary corporate power and authority to enter into this Agreement and the Registration Rights Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by the Issuer, the performance by the Issuer of its obligations hereunder and thereunder and the consummation by the Issuer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Issuer. This Agreement has been, and upon its execution the Registration Rights Agreement will be, duly executed and delivered by the Issuer, and (assuming due authorization, execution and delivery by the Holders) this Agreement constitutes, and upon its execution the Registration Rights Agreement will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with their terms.

            SECTION 4.02. Ownership of Issuer Shares. Upon consummation of the transactions contemplated by this Agreement and registration of the Issuer Shares as appropriate in the names of the Holders in the stock records of the Issuer, the Holders, assuming the Holders have purchased the Issuer Shares for value in good faith and without notice of any adverse claim, will own all the Issuer Shares free and clear of all Encumbrances, other than Encumbrances arising from any action or agreement of any of the Holders and transfer restrictions applicable to restricted securities under the Securities Act and the rules and regulations thereunder. The Issuer Shares will be validly issued, fully paid and nonassessable and will have the rights applicable to newly issued Shares of Issuer

Common Stock, subject to the restrictions and assumptions set forth in the preceding sentence.

            SECTION 4.03. No Conflict. Assuming that the notification described in Section 4.04 has been obtained and except as may result from any facts or circumstances relating solely to the Holders, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Issuer do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Issuer, (b) conflict with or violate any Law or Governmental Order applicable to the Issuer or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Issuer pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Issuer is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Issuer to consummate the transactions contemplated by this Agreement or by the Registration Rights Agreement.

            SECTION 4.04. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Issuer do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except for notification to the French Foreign Investment Control Authorities (Direction du Tresor).

            SECTION 4.05. Investment Purpose. The Issuer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

            SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Issuer.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.01. Conduct of Business Prior to the Closing. The Holders covenant and agree that between the date hereof and the time of the Closing, none of the

Holders nor the Company shall engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Holders to be untrue or result in a breach of any covenant made by the Holders in this Agreement. The Issuer covenants and agrees that between the date hereof and the time of the Closing, the Issuer shall not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Issuer to be untrue or result in a breach of any covenant made by the Issuer in this Agreement.

            SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Holders shall cause the Company and each of the Company's officers, directors, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Issuer reasonable access, during normal business hours, to the books and records of the Company and to those officers, directors, agents, accountants and counsel of the Company who have any knowledge relating to the Company and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Issuer such additional financial and operating data and other information regarding the assets and Liabilities of the Company (or legible copies thereof) as the Issuer may from time to time reasonably request.

            (b) In order to facilitate the resolution of any claims made against or incurred by the Holders prior to the Closing, for a period of seven years after the Closing, the Issuer shall (i) retain the books and records of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and (ii) upon reasonable notice, afford the Holders' Representative or its authorized agents and representatives reasonable access (including the right to make, at the Holders' expense, photocopies), during normal business hours, to such books and records.

            (c) In order to facilitate the resolution of any claims made by or against or incurred by the Issuer or the Company after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Holders shall (i) retain the books and records of the Holders which relate to the Company for periods prior to the Closing and which shall not otherwise have been delivered to the Issuer or the Company and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Issuer or the Company reasonable access (including the right to make photocopies, at the expense of the Issuer or the Company), during normal business hours, to such books and records.

            SECTION 5.03. Retention of Company Equity Assets. From the Closing to and including June 21, 1998, the Issuer agrees not to redeem or cancel the Company Equity

Assets, and shall cause the Company to continue to hold, and to not transfer, pledge or divest any ownership interest in, the Company Equity Assets.

            SECTION 5.04. NYSE Listing. The Issuer shall use its reasonable efforts to list the Issuer Shares on the NYSE.

            SECTION 5.05 Legend. The Holders agree that all certificates representing the Issuer Shares issued in connection with the transactions contemplated by this Agreement shall bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREUNDER.

            SECTION 5.06 Regulatory and Other Authorizations; Notices and Consents. The Holders shall use their reasonable best efforts to obtain (or cause the Company to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Registration Rights Agreement and will cooperate fully with the Issuer in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            SECTION 5.07 Notice of Developments. Prior to the Closing, the Holders shall promptly notify the Issuer in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Holders in this Agreement or which could have the effect of making any representation or warranty of the Holders in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the Company or any of its assets or Liabilities.

            SECTION 5.08 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                   TAX MATTERS

            SECTION 6.01. Indemnity. (a) The Holders agree to indemnify and hold the Issuer harmless against, and to pay the following Taxes as well as any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company or any Tax Affiliate with respect to taxable periods of such Person ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company or any Tax Affiliate which are allocable, pursuant to Section 6.01(b), to the portion of such period ending on the Closing Date; (iii) Taxes imposed on any member of any affiliated, combined or similar group with which any of the Company and the Tax Affiliates file or have filed a Return on a consolidated, combined or similar basis for a taxable period ending on or before the Closing Date; (iv) Taxes arising from or relating to the transactions contemplated by, or undertaken in connection with, this Agreement, including, without limitation, (x) the transfer of the Company Equity Assets to the Issuer and their cancellation (to occur as soon as practicable after June 21, 1998) regardless of whether the cancellation is treated as a reduction of capital for U.S. tax purposes and (y) the winding up of the Company as soon as practicable after June 21, 1998, except for a 5% withholding Tax applicable under French law and any precompte refunded to the Issuer pursuant to the tax treaty between France and the United States; (v) Taxes imposed on the Issuer or the Company or any Tax Affiliate as a result of any breach of warranty or misrepresentation under Section 3.16.

            (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

            (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 6.06), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

            (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or any Tax Affiliate, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

            SECTION 6.02. Returns and Payments. (a) From the date of this Agreement through and after the Closing Date, the Holders shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Company and the Tax Affiliates that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Issuer shall do the same with respect to any taxable period ending after the Closing Date). Returns of the Company and the Tax Affiliates not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company and the Tax Affiliates (except to the extent counsel for the Holders or the Company renders a legal opinion that there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by the Issuer or the Holders with respect to the Company and the Tax Affiliates and as to which an amount of Tax is allocable to the other party under Section 6.01(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to Section 6.01(b), together with appropriate supporting information and schedules at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Return, and such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior the filing of such Return.

            (b) The Holders shall pay or cause to be paid when due and payable all Taxes for which they are liable pursuant to the terms of this Article VI and the Issuer shall so pay or cause to be paid Taxes when due and payable all Taxes for which it is liable pursuant to the terms of this Article VI.

            (c) The Issuer shall describe the transactions in connection with the transfer and cancellation of the Company Equity Assets in the Return for 1998 filed with the French Tax authorities. If the 1998 Return is filed by the Company with the French Tax authorities without a description of such transactions, the Holders shall not be liable for any penalty due by the Company that could have been avoided if the Company had filed such description together with its 1998 Return.

            (d) The Issuer shall timely file form RFIBEU No. 5053 or any other appropriate form for a refund of any precompte paid by the Company (the "Form") upon distribution of profits or other amounts, whether or not in the context of a winding up of the Company. The Holders shall bear the costs incurred in connection with the payment of any precompte by the Company at a rate not exceeding 1.0 percentage point over 3 months PIBOR (plus any fees paid to the bank) from and including the date of the payment of the precompte to and excluding the date of repayment of the precompte by the French Treasury; provided, however, that the Issuer files the Form through a bank with whom the Holders shall have negotiated the terms of refund of the precompte to be paid as soon as practicable. Notwithstanding the foregoing, no indemnity shall be due with respect to the precompte by the Holders in the event that the precompte is not refunded to the Issuer by reason of negligence of the Issuer or the Issuer or an affiliate, tax resident in the United States, holding less than 100% of the capital stock of the Company.

            SECTION 6.03. Contests. (a) After the Closing, the Issuer shall promptly notify the Holders in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Issuer or of any of the Company and the Tax Affiliates which, if determined adversely to the taxpayer, would be grounds for indemnification under this
Article VI; provided, however, that a failure to give such notice will not affect the Issuer's right to indemnification under this Article VI except to the extent, if any, that, but for such failure, the Holders could have avoided all or a portion of the Tax liability in question.

            (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, provided that the Holders acknowledge in writing their liability under this Agreement to hold the Issuer and the Company harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 6.01(b) to the portion of such year ending on or before the Closing Date), the Holders shall have the right at their expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Holders have acknowledged their liability; the Issuer also may participate in any such audit or proceeding and, if the Holders do not assume the defense of any such audit or proceeding, the Issuer may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five days' prior written notice to the Holders setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Holders have acknowledged their liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Issuer would be liable, the Issuer shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

            (c) With respect to issues relating to a potential adjustment for which both the Holders (as evidenced by its acknowledgment under this Section 6.03) and the Issuer or the Company could be liable, (i) each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VI by the Issuer and the Holders.

            (d) Neither the Issuer, the Company nor the Holders shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Issuer and the Holders agree to cooperate, and the Issuer agrees to cause the Company to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

            SECTION 6.04. Time of Payment. Payment by the Holders of any amounts due under this Article VI in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final Return required to be filed by the Issuer on which is required to be reported income for a period ending after the Closing Date for which the Holders are responsible under Sections 6.01(a) and 6.01(b) without regard to whether the Return shows overall net income or loss for such period, and (ii) within three Business Days following an agreement between the Holders and the Issuer that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VI is in respect of costs or expenses other than Taxes, payment by the Holders of any amounts due under this Article VI shall be made within five Business Days after the date when the Holders have been notified by the Issuer that the Holders have a liability for a determinable amount under this Article VI and is provided with calculations or other materials supporting such liability.

            SECTION 6.05. Cooperation and Exchange of Information. The Holders and the Issuer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Company or any part of the business from the Issuer. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. The Holders shall make their representatives available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Holders and the Issuer shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company and the Tax Affiliates for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Returns. Any information obtained under this Section 6.05 shall be kept confidential except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

            SECTION 6.06. Conveyance Taxes. The Holders shall be liable for and shall hold the Issuer harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file (or agree to have filed) such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Issuer shall execute and deliver all instruments and certificates necessary to enable the Holders to comply with the foregoing.

            SECTION 6.07. Miscellaneous. (a) The Holders and the Issuer agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Issuer or the Company) under this Article VI, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

            (b) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Holders to indemnify and hold harmless the Issuer and the Company pursuant to this Article VI, and the representations and warranties contained in Section 3.16, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

            (c) From and after the date of this Agreement, the Holders shall not without the prior written consent of the Issuer (which may, in its sole and absolute discretion, withhold such consent) make, or cause or permit to be made, any Tax election that would affect the Company.

            (d) For purposes of this Article VI, "the Issuer" and "the Holders", respectively, shall include each member of the affiliated, combined or similar group of corporations of which it is or becomes a member (other than the Company, except to the extent expressly referenced).

            (e) The Issuer shall be entitled to recover professional fees and related costs that it may reasonably incur to enforce the provisions of this
Article VI.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

            SECTION 7.01. Conditions to Obligations of the Holders. The obligations of the Holders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Issuer contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, and the covenants and agreements contained in this Agreement to be complied with by the Issuer on or before the Closing shall have been complied with, and the Holders' Representative shall have received a certificate of the Issuer to such effect signed by a duly authorized officer thereof;

            (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Holders, the Company or the Issuer, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Holders or the Company, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(b) shall not apply if the Company or any of the Holders have directly or indirectly solicited or encouraged any such Action; and

            (c) Registration Rights Agreement. The Issuer shall have executed and delivered to the Holders' Representative the Registration Rights Agreement.

            SECTION 7.02. Conditions to Obligations of the Issuer. The obligations of the Issuer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Holders contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, and the covenants and agreements contained in this Agreement to be complied with by the Holders on or before the Closing shall have been complied with, and the Issuer shall have received a certificate of the Holders' Representative to such effect;

            (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Holders, the Company or the Issuer, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Issuer, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.02(b) shall not apply if the Issuer has solicited or encouraged any such Action;

            (c) Legal Opinion. The Issuer shall have received from Hausmann & Associes a legal opinion, addressed to the Issuer and dated the Closing Date, substantially in the form set forth in Exhibit 7.02(c);

            (d) Resignations of the Company's Directors. The Issuer shall have received the resignations, effective as of the Closing, of all the directors and officers of the Company, except for such persons as shall have been designated in writing prior to the Closing by the Issuer to the Holders;

            (e) Organizational Documents. The Issuer shall have received a copy of the Statuts of the Company, certified by the Company's President Director General as of the Closing Date and a K-Bis with respect to the Company certified as of a date not earlier than five Business Days prior to the Closing Date;

            (f) Minute Books. The Issuer shall have received the minute books and stock register of the Company, certified by a duly authorized officer of the Company as of the Closing Date; and

            (g) Registration Rights Agreement. Each Holder shall have executed and delivered to the Issuer the Registration Rights Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            SECTION 8.01. Survival of Representations and Warranties. The representations and warranties contained in this Agreement, and all statements contained in this Agreement, Schedule I to this Agreement, the Disclosure Schedule and any certificate, Financial Statement, Interim Financial Statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until the fifth anniversary of the Closing Date; provided, however, that the representations and warranties dealing with Tax matters shall survive as provided in Section 6.07(b). Neither the period of survival nor the liability of the parties hereto with respect to the representations and warranties of each party hereto shall be reduced by any investigation made at any time by or on behalf of the other party hereto. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

            SECTION 8.02. Indemnification by the Holders. (a) The Issuer and its Affiliates, officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless by the Holders jointly and severally for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them or the Company (including, without limitation, any Action brought or otherwise initiated by any of them or the Company) (for the purposes of this Section 8.02, a "Loss"), arising out of or resulting from:

            (i) the breach of any representation or warranty made by the Holders contained in the Acquisition Documents; or

            (ii) the breach of any covenant or agreement by the Holders contained in the Acquisition Documents; or

            (iii) other than the Shareholder Accounts Balance and the Loan Amount, Liabilities of the Company, whether arising before or after the Closing Date, arising from or relating to the ownership or any action, inaction, event or condition of the Company or any Former Subsidiary or the conduct of the business of the Company or any Former Subsidiary prior to the Closing, including, without limitation, the ownership, disposition or winding up of any Former Subsidiary (or any businesses thereof) indirectly or directly by the Company and any loan made to the Company by any third party (including, without limitation, any loan to the Company made by Pierre Damide); or

            (iv) any and all Losses suffered or incurred by the Issuer or the Company by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Company, any Former Subsidiary or the Holders or the conduct of the business of the Company or any Former Subsidiary occurring or existing prior to the Closing.

To the extent that the Holders' undertakings set forth in this Article VIII may be unenforceable, the Holders shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Issuer and the Company.

            (b) An Indemnified Party shall give the Holders notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification of an Indemnified Party under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Holders under this Section 8.02 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 8.02 (for the purposes of this Section 8.02, "Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Holders notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Holders from any of their obligations under this Article VIII except to the extent the Holders are materially prejudiced by such failure or to the extent that the Holders have demonstrated bad faith of the Issuer and shall not relieve the Holders from any other obligation or Liability that they may have to any Indemnified Party otherwise than under this Article VIII. If the Holders acknowledge in writing their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Holders shall be entitled to assume and control the defense of such Third Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within ten Business Days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Holders, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Holders. In the event the Holders exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Holders shall keep the Indemnified Party reasonably informed on a periodic basis as to the status of the Third Party Claim and shall consult with the Indemnified Party on a periodic basis and the Indemnified Party shall cooperate with the Holders in such defense and make available to the Holders, at the Holders' expense, all witnesses, personnel, pertinent records, documents, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Holders in connection with such Third Party Claim, subject always to keeping the same confidential other than as required in connection with the defense of the Third Party Claim or as required by law or legal process. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnified Party shall keep the Holders' Representative reasonably informed on a periodic basis as to the status of the Third Party Claim and shall consult with the Holders' Representative on a periodic basis and the Holders shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnified Party's expense, all witnesses, personnel, pertinent records, documents, materials and information in the Holders' possession or under the Holders' control relating thereto as is reasonably required by the Indemnified Party in connection with such Third Party Claim, subject always to keeping the same confidential other than as required in connection with the defense of the Third Party Claim or as required by law or legal process. No such Third Party Claim may be settled by the Holders without the prior written consent of the Indemnified Party.

            SECTION 8.03. Indemnification by the Issuer. (a) Each Holder shall be indemnified and held harmless by the Issuer for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by such Holder (including, without limitation, any Action brought or otherwise initiated by the Holders' Representative on behalf of the Holders) (hereinafter, for the purposes of this
Section 8.03, a "Loss"), arising out of or resulting from:

            (i) the breach of any representation or warranty made by the Issuer contained in the Acquisition Documents; or

            (ii) the breach of any covenant or agreement by the Issuer contained in the Acquisition Documents.

To the extent that the Issuer's undertakings set forth in this Section 8.03 may be unenforceable, the Issuer shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by each such Holder.

            (b) The Holders' Representative shall give the Issuer notice of any matter which the Holders' Representative has determined has given or could give rise to a right of indemnification of a Holder under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Issuer under this Section 8.03 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 8.03 (for the purposes of this Section 8.03, "Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if a Holder shall receive notice of any Third Party Claim, the Holders' Representative shall give the Issuer notice of such Third Party Claim within 30 days of the receipt by the Holder of such notice; provided, however, that the failure to provide such notice shall not release the Issuer from any of its obligations under this
Article VIII except to the extent the Issuer is materially prejudiced by such failure or to the extent that the Issuer has demonstrated bad faith of the Holder or the Holders' Representative and shall not relieve the Issuer from any other obligation or Liability that they may have to any Holder otherwise than under this Article VIII. If the Issuer acknowledges in writing its obligation to indemnify the Holder against any Losses that may result from such Third Party Claim, then the Issuer shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if the Issuer gives notice of its intention to do so to the Holders' Representative within 10 Business Days of the receipt of such notice from the Holders' Representative; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Holders' Representative for the same counsel to represent both the Holder and the Issuer, then the Holder shall be entitled to retain its own counsel, in each jurisdiction for which the Holder reasonably determines counsel is required, at the expense of the Issuer (it being understood that to the extent that any additional counsel is so required, the same such counsel shall represent each Holder party to the Third Party Claim requiring additional counsel). In the event the Issuer exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Issuer shall keep the Holders' Representative reasonably informed on a periodic basis as to the status of the Third Party Claim and shall consult with the Holders' Representative on a periodic basis and the Holder shall cooperate with the Issuer in such defense and make available to the Issuer, at the Issuer's expense, all witnesses, personnel, pertinent records, documents, materials and information in the Holder's possession or under the Holder's control relating thereto as is reasonably required by the Issuer in connection with such Third Party Claim, subject always to keeping the same confidential other than as required in connection with the defense of the Third Party Claim or as required by law or legal process. Similarly, in the event the Holder is, directly or indirectly, conducting the defense against any such Third Party Claim, the Holders' Representative shall keep the Issuer reasonably informed on a periodic basis as to the status of the Third Party Claim and shall consult with the Issuer on a periodic basis and the Issuer shall cooperate with the Holder in such defense and make available to the Holder, at the Holder's expense, all witnesses, personnel, pertinent records, documents, materials and information in the Issuer's possession or under the Issuer's control relating thereto as is reasonably required by the Holder in connection with such Third Party Claim, subject always to keeping the same confidential other than as required in connection with the defense of the Third Party Claim or as required by law or legal process. No such Third Party Claim may be settled by the Issuer without the prior written consent of the Holder or the Holders' Representative.

            SECTION 8.04. Tax Matters. Anything in this Article VIII (except for the specific reference to Tax matters in Section 8.01) to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article VI.

                                   ARTICLE IX

                             TERMINATION AND WAIVER

            SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by the Issuer if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Holders contained in this Agreement shall not have been true and correct when made, (ii) the Holders shall not have complied with any covenant or agreement to be complied with by them and contained in this Agreement; or (iii) any of the Holders or the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any of the Holders or the Company seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

            (b) by either the Holders or the Issuer if the Closing shall not have occurred by June 30, 1998; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

            (c) by either the Issuer or the Holders in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

            (d) by the mutual written consent of the Holders and the Issuer.

            SECTION 9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 10.01 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

            SECTION 9.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                    ARTICLE X

                               GENERAL PROVISIONS

            SECTION 10.01. Expenses. Except as otherwise specified in this Agreement or the Registration Rights Agreement, all costs and expenses of the Issuer and the Holders, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby shall be paid by the Holders (or the Holders' Representative on behalf of the Holders), whether or not the Closing shall have occurred.

            SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

            (a)   if to the Holders or to any Holder, in care of the Holders'
                  Representative:

                  Marie-Helene Cotrel Plais
                  La Canadienne
                  Avenue J.L. Sanguet
                  62520 Le Touquet, France
                  Telecopy:  011-33-3-21-05-91-79

                  with a copy to:

                  Hausmann & Associes
                  45 rue de Courcelles
                  75008 Paris, France
                  Telecopy:  011-33-1-53-83-74-01
                  Attention: Christian Hausmann

            (b)   if to the Issuer:

                  Sofamor Danek Group, Inc.
                  1800 Pyramid Place
                  Memphis, Tennessee 38132
                  Telecopy:  (901) 396-2699
                  Attention: E.R. Pickard

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Telecopy:  (212) 848-7179
                  Attention: Creighton O'M. Condon, Esq.

            SECTION 10.03. Public Announcements. Except as may be required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

            SECTION 10.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 10.06. Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Holders and the Issuer with respect to the subject matter hereof and thereof.

            SECTION 10.07. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Holders and the Issuer (which consent may be granted or withheld in the sole discretion of the Holders or the Issuer); provided, however, that the Issuer may assign this Agreement to an Affiliate of the Issuer without the consent of the Holders.

            SECTION 10.08. No Third Party Beneficiaries. Except for the provisions of Article VIII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 10.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Holders and the Issuer or (b) by a waiver in accordance with Section 10.03.

            SECTION 10.10. Governing Law. (a) This Agreement shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

            (b) Each Holder hereby (i) submits to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the United States Federal District Court for the Southern District of New York for the purpose of any Action arising out of or based upon this Agreement or the Registration Rights Agreement or the subject matter hereof or thereof brought by the Issuer or any other Indemnified Party or their respective heirs, legal representatives, successors or assigns and (ii) waives, and agrees not to assert by way of motion, as a defense, or otherwise, in any such Action any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement, the Registration Rights Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each Holder hereby irrevocably appoints CT Corporation System as its authorized agent to receive service of process on its behalf with respect to any such Action, which service may be made on such agent in accordance with legal procedures prescribed by such courts. Each Holder agrees that service of process upon CT Corporation System and written notice of said service to the Holders' Representative shall be deemed in every respect valid service of process upon such Holder in any such Action and shall be taken and held to be valid personal service upon such Holder. Each Holder further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect until the sixth anniversary of the Closing Date.

            SECTION 10.11. Counterparts; Governing Language. (a) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            (b) The parties acknowledge that, at the request and for the benefit of the Holders, this Agreement may be translated into French. The parties agree that this English version shall in all respects be the controlling version of this Agreement.

            SECTION 10.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            IN WITNESS WHEREOF, the Holders and the Issuer have caused this Agreement to be executed in New York, New York as of the date first written above by their respective officers thereunto duly authorized.


                                          /s/ Yves Paul Cotrel
                                          --------------------------------------
                                          Yves Paul Cotrel


                                                            *
                                          --------------------------------------
                                          Marie-Helene Cotrel Plais


                                                            *
                                          --------------------------------------
                                          Annie Cotrel


                                                            *
                                          --------------------------------------
                                          Benedicte Cotrel Sandere


                                                            *
                                          --------------------------------------
                                          Marie Louise Cotrel


                                                            *
                                          --------------------------------------
                                          Philippe Cotrel


                                                            *
                                          --------------------------------------
                                          Yves-Regis Cotrel


                                                            *
                                          --------------------------------------
                                          Elizabeth Cotrel Gauzan


                                                            *
                                          --------------------------------------
                                          Catherine Cotrel Lechien


                                                            *
                                          --------------------------------------
                                          Marie-Christine Cotrel Milliez

                                          *By:  /s/ Yves Paul Cotrel
                                                --------------------------------
                                                Yves Paul Cotrel
                                                Attorney-in-fact

                                          SOFAMOR DANEK GROUP, INC.


                                          By: /s/ J. Mark Merrill
                                             ----------------------------------
                                             Name:  J. Mark Merrill
                                             Title: Vice President and Treasurer

SOFYC, S.A., as Designated Representative of the shareholders signatory to the Shareholders' Agreement, solely to consent to Section 2.06(v) hereof


By: /s/ Marie-Helene Cotrel Plais
    ------------------------------------
    Name: Marie-Helene Cotrel Plais
    Title: President

                                    Exhibit A

            REGISTRATION RIGHTS AGREEMENT, dated as of January 26, 1998 (this "Agreement"), among SOFAMOR DANEK GROUP, INC., an Indiana corporation (the "Company"), the shareholders listed on the signature pages of this Agreement (each, a "Holder" and, collectively, the "Holders"), and MARIE-HELENE COTREL PLAIS, as designated representative of the Holders (the "Holders' Representative").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Holders have entered into a Stock Exchange Agreement, dated as of January 26, 1998 (the "Stock Exchange Agreement"), which provides, upon the terms and subject to the conditions thereof, for the purchase by the Company from the Holders of all the outstanding capital stock of Sofyc, S.A., a French societe anonyme; and

            WHEREAS, as a condition to the consummation of transactions contemplated under the Stock Exchange Agreement, the parties thereto have agreed to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

            "Alternative Family Demand" has the meaning specified in Section
2.13.

            "Beneficially Own" and "Beneficial Ownership", with respect to any securities, mean having beneficial ownership as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

            "Company Common Stock" means the common stock, no par value, of the Company.

            "Cotrel Registrable Securities" means the number of shares of Common Stock owned by Yves Paul Cotrel and Marie Louise Cotrel as of the date hereof minus their share of the Family Registrable Securities (after giving effect to the transactions contemplated by the Stock Exchange Agreement), together with any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. The Cotrel Registrable Securities shall cease to be Cotrel Registrable Securities when a Registration Statement with respect thereto shall have become effective under the Securities Act, they shall have been sold, transferred or assigned to any Person or they shall have ceased to be outstanding.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Family Registrable Securities" means 1,600,000 shares of Company Common Stock received by the Holders pursuant to the transactions contemplated by the Stock Exchange Agreement, together with any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. The Family Registrable Securities shall immediately cease to be Family Registrable Securities when a Registration Statement with respect thereto shall have become effective under the Securities Act, they shall have been sold, transferred or assigned to any Person or they shall have ceased to be outstanding. The allocation of the Family Registrable Securities among the Holders is attached hereto as Exhibit A.

            "Fourth Anniversary" has the meaning specified in Section 2.01(b).

            "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

            "Postponement Period" has the meaning set forth in Section 2.01(b).

            "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments or supplements to the Prospectus, including post-effective amendments, and all material incorporated, or deemed to be incorporated, by reference in such Prospectus.

            "Registrable Securities" means the Cotrel Registrable Securities and the Family Registrable Securities.

            "Registration" has the meaning specified in Section 2.01(a).

            "Registration Statement" means a registration statement on Form S-3 under the Securities Act which covers any Registrable Securities filed by the Company pursuant to the provisions of this Agreement, including the Prospectus contained therein, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated, or deemed to be incorporated, by reference in such Registration Statement.

            "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Selling Holders" shall mean such Holders or Holder of Registrable Securities being registered in connection with a Registration Statement pursuant to this Agreement.

                                   ARTICLE II

                               REGISTRATION RIGHTS

            SECTION 2.01. Registration Rights. (a) The Company agrees to use its reasonable efforts to effect the registration of the Family Registrable Securities under and in accordance with the provisions of the Securities Act (the "Family Registration") so that such registration is effective under the Securities Act, subject to market conditions and the advice of the managing underwriter, as soon as reasonably practicable. The Family Registration shall be pursuant to an underwritten public sale.

            (b) At any time following the first anniversary of the closing of the offering effected in connection with the Family Registration and prior to the fourth anniversary of such closing (the "Fourth Anniversary"), Yves Paul Cotrel and Marie Louise Cotrel, acting together or the survivor of them, may make one written request to the Company for registration of the Cotrel Registrable Securities (the "Cotrel Registration", and together with the Family Registration (including any registration pursuant to an Alternative Family Demand), the "Registrations", or individually, a "Registration") under and in accordance with the Securities Act. Anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to postpone and delay the Cotrel Registration up to two times for a period of 90 days each (in each case, a "Postponement Period") if the Company reasonably determines that an offering at such time would have an adverse effect on the Company under the circumstances then outstanding; provided, however, that if any

Postponement Period extends to or beyond the Fourth Anniversary, then, on the day immediately following the last day of such Postponement Period, the registration right of Yves Paul Cotrel and Marie Louise Cotrel under this
Section 2.01(b) shall be reinstated for a period equal to the number of days of the Postponement Period falling prior to the Fourth Anniversary. No extension of the registration right of Yves Paul Cotrel and Marie Louise Cotrel under this
Section 2.01(b) shall result from any postponement by the Company if the Postponement Period with respect thereto terminates prior to the Fourth Anniversary. The method of distribution of the Cotrel Registrable Securities (i.e., underwritten public sale, block trades or otherwise) will be determined jointly by Yves Paul Cotrel, Marie Louise Cotrel and the Company, subject to
Section 2.12, on terms agreeable to all such parties.

            (c) The Company agrees to use its reasonable efforts to keep any Registration continuously effective until the conclusion of the distribution of the Registrable Securities covered by such Registration.

            (d) If the managing (or sole) underwriter of any Registration informs the Holders' Representative that the total number of Registrable Securities intended to be included by the Selling Holders is such as to affect adversely the success of such offering, then such Registration shall include the number of Registrable Securities which, in the opinion of such underwriter, can be sold without adversely affecting the success of the offering. In the case of a Family Registration, such Registrable Securities to be included in the Registration shall be allocated (i) pro rata among the Selling Holders on the basis of the relative number of shares of the Company Common Stock which each such Selling Holder has requested be sold pursuant to the Family Registration or
(ii) in such other manner as the Holders' Representative shall specify in writing to the Company.

            (e) Securities not held or otherwise Beneficially Owned by the Holders (including securities to be originally offered by the Company) may be included in a Registration Statement covering a Registration; provided, however, that any such securities may be included only to the extent that, in the opinion of the managing (or sole) underwriter of such registration, the total amount of the securities to be so registered, when added to the total amount of Registrable Securities to be registered, will not adversely affect the success of the offering.

            SECTION 2.02. Registration Procedures. In connection with the Company's Registration obligations pursuant to this Article II, the Company shall use its reasonable efforts to effect such registration to permit the sale of Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall:

            (a) prepare and file with the SEC a Registration Statement, and use its reasonable efforts to cause such Registration Statement to become effective;

            (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the terms of the offering;

            (c) notify promptly the Holders' Representative (who, in turn, shall notify counsel for the Selling Holders) and the managing (or sole) underwriter (i) when the Prospectus or any supplement or amendment has been filed and, with respect to the Registration Statement or any post-effective amendment to the Registration Statement, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information or any receipt of SEC comments, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for any such purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceedings for such purpose, (v) of the happening of any event which requires the making of any changes in the Registration Statement or Prospectus so that such documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the Company's determination that a post-effective amendment to the Registration Statement would be appropriate;

            (d) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus and, if any such order is issued, to obtain the withdrawal of any such order;

            (e) furnish to the Holders' Representative (for distribution to each Selling Holder) and the managing (or sole) underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            (f) deliver to the Holders' Representative (for distribution to each Selling Holder), to such counsel as designated by the Holders' Representative on behalf of the Selling Holders and to any underwriter as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such

      Persons may reasonably request (the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the Holders' Representative, the Selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

            (g) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Holders' Representative, the Selling Holders, any underwriter and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the underwriters reasonably request; keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

            (h) cooperate with the Holders' Representative, the Selling Holders and the managing (or sole) underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as any such underwriter may request;

            (i) upon the occurrence of any event contemplated by Section 2.02(c)(v), prepare a supplement or post-effective amendment to the Registration Statement or Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (j) enter into an underwriting agreement having customary terms (including, in the opinion of the Company, customary underwriting discounts or commissions);

            (k) make available (during normal business hours and upon reasonable notice) for inspection by (i) the Holders' Representative (on behalf of the Selling Holders), (ii) any underwriter participating in any disposition pursuant to the Registration and (iii) any attorney, accountant or other agent retained by the Holders' Representative, such Selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or other agent in connection with the Registration;

            (l) use its reasonable efforts to insure the success of the offering, including, without limitation, participation by the executive officers of the Company in "road shows" or other marketing activities if reasonably requested by the managing (or sole) underwriter; and

            (m) use its reasonable efforts to list such Registrable Securities on the New York Stock Exchange, Inc.

            SECTION 2.03. Information from Selling Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that the Holders' Representative on behalf of the Selling Holders shall furnish to the Company such information regarding such Selling Holders and the Registrable Securities held by them as the Company and the managing (or sole) underwriter may from time to time request.

            SECTION 2.04. Discontinuance of Dispositions. Upon the happening of any event of the kind described in Section 2.02(c)(ii), (iii), (iv), (v) or
(vi), the Company shall give notice of such event to the Holders' Representative, who shall, as soon as practicable, give such notice to the Selling Holders. Each Selling Holder agrees that, upon receipt of such notice from the Holders' Representative or from the Company, such Selling Holder shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement until such Selling Holder's receipt of the copies of a supplemented or amended Prospectus, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in the Prospectus, and, if so directed by the Holders' Representative or the Company, such Selling Holder shall deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

            SECTION 2.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Holders' Representative, each Selling Holder, each Affiliate of such Selling Holder, and each of their respective officers, directors, employees and agents and each Person who controls the Holders' Representative or such Selling Holder or Affiliate (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or in any preliminary Prospectus or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities and expenses arise out of or relate to any information relating to Selling Holders.

            SECTION 2.06. Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, its officers who sign the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) arising out of or relating to
(i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if such Selling Holder shall have furnished any amendments or supplements thereto) or in any preliminary Prospectus or (ii) any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information concerning, or undertaking furnished by or on behalf of, such Selling Holder in the Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus.

            SECTION 2.07. Delivery of Prospectus. The indemnity provisions in
Section 2.05 are subject to the condition that, insofar as they relate to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary Prospectus or Prospectus but which was subsequently eliminated or remedied in any amended Prospectus on file with the SEC at the time the registration statement becomes effective or any amended Prospectus filed with the SEC pursuant to Rule 424(b) or 424(c) (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of any underwriter, or any Selling Holder if the Company has previously delivered copies of such Final Prospectus to such underwriter or the Holders' Representative (on behalf of such Selling Holder) and if a copy of the Final Prospectus was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            SECTION 2.08. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "indemnified party") shall (i) give prompt notice to the Person against whom such indemnity is sought (the "indemnifying party") of any claim with respect to which such indemnification is sought and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be paid by such indemnified party unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party or (c) in the reasonable judgment of the indemnified party and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all indemnified parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party or indemnifying party based upon advice of their respective counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel.

            SECTION 2.09. Contribution. (a) If the indemnification provided for in Sections 2.05 and 2.06 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party and indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 2.08, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            (b) The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.09 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 2.09(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            SECTION 2.10. Selection of Investment Banks. The Company shall have the right to select the investment banker or banks and managers to administer and underwrite any offering required pursuant to the terms hereof.

            SECTION 2.11. Limitations on Participation. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwritten arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents required under the terms of such underwriting arrangements.

            SECTION 2.12. Registration Expenses. All Registration Expenses incurred in connection with any Registration pursuant to this Agreement (including any attempted, withdrawn, postponed or delayed Registration) shall be paid by the Selling Holders on whose behalf such Registration is made or attempted; provided, however, that if securities other than Registrable Securities are included in a Registration Statement then the Selling Holders shall only pay their proportional interest of the total Registration Expenses. For purposes of this Agreement, "Registration Expenses" shall mean any and all expenses incurred in connection with any Registration (or any attempted, withdrawn, postponed or delayed Registration) or otherwise incident to the performance of or compliance with this Article II, including, without limitation, (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws, (iii) all fees and disbursements of counsel for any underwriter (including, without limitation, fees and disbursements of counsel for any underwriter in connection with blue sky qualifications of Registrable Securities and determination of the eligibility of Registrable Securities for investment under the laws of such jurisdiction as the managing underwriter or the Company may indicate), (iv) all printing, messenger and delivery expenses, (v) all fees and expenses incurred in connection with the listing of Registrable Securities on the New York Stock Exchange, Inc., (vi) all fees and disbursements of counsel for the Company and of its independent public accountants, and (vii) underwriting discounts and commissions, brokerage fees and transfer taxes, if any. The Selling Holders will in any event pay all fees and disbursements of counsel, accountants or other experts or advisors to the Selling Holders.

            SECTION 2.13. Alternative Family Registration. (a) If the Family Registration is not effective under the Securities Act on or prior to June 30, 1998 (including by reason of the Holders withdrawing from the Family Registration prior to the effectiveness of the Registration Statement after determining, in their reasonable opinion after consultation with the managing underwriter, that the likely price or volume of the offering would be unsatisfactory given the circumstances at such time), then the Holders' Representative, on behalf of the Holders of the Family Registrable Securities, may make one written request to the Company for registration of the Family Registrable Securities under and in accordance with the provisions of the Securities Act on substantially equivalent terms as set forth herein, to be negotiated by the parties at such time in light of the circumstances then existing (the "Alternative Family Demand"). The method of distribution of the Family Registrable Securities pursuant to a Registration effected as a result of an Alternative Family Demand (i.e., underwritten public sale, block trades or otherwise) will be determined jointly by the Holders' Representative and the Company, subject to Section 2.12, on terms agreeable to both parties.

            (b) If (i) a Registration is requested by the Holders' Representative pursuant to the Alternative Family Demand, but is not effective at a time reasonably prior to the date the Holders are required to pay capital gains taxes in France for the 1998 tax year, and (ii) the failure of such Registration to be effective results from a postponement of such Registration requested by the Company pursuant to its rights relating to such demand, then the Company shall assist the Holders in obtaining third-party financing on commercially reasonable terms for the capital gains tax liability of the Holders for the 1998 tax year arising from the transactions contemplated by the Stock Exchange Agreement and the Company shall pay the borrowing costs incurred in connection with such financing.

                                   ARTICLE III

                               GENERAL PROVISIONS

            SECTION 3.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing (including telecopier or facsimile or similar writing) and shall be sent to the parties at the following addresses or telecopier numbers (or at such other address or telecopier number for a party as shall be specified by like notice, provided that notices of changes of address or telecopier numbers shall be effective only upon receipt):

            (a)   if to the Company:

                  Sofamor Danek Group, Inc.
                  1800 Pyramid Place
                  Memphis, TN  38132
                  Telecopy:  (901) 396-2695
                  Attention: E.R. Pickard,
                             President and
                             Chief Executive Officer

                  with copies to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Telecopy:  (212) 848-7179
                  Attention: Creighton O'M. Condon

            (b)   if to any Holder, in care of the Holders' Representative:

                  Marie-Helene Cotrel Plais
                  La Canadienne
                  Avenue J.L. Sanguet
                  62520 Le Touquet, France
                  Telecopy:  011-33-3-21-05-91-79

                  with copies to:

                  Hausmann & Associes
                  45 Rue de Courcelles
                  75008 Paris
                  France
                  Telecopy:  011-33-1-53-83-74-01
                  Attention:  Christian Hausmann

            (c)   if to the Holders' Representative:

                  Marie-Helene Cotrel Plais
                    as aforesaid

                  with copies to:

                  Hausmann & Associes
                    as aforesaid

Such notices and other communications shall be deemed to have been duly given or made as of the date delivered, mailed or sent if delivered personally or by courier, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by telecopier.

            SECTION 3.02. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 3.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

            SECTION 3.04. Entire Agreement. This Agreement and the Stock Exchange Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, except as otherwise expressly provided herein.

            SECTION 3.05. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Company and the Holders' Representative. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

            SECTION 3.06. Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. No Holder or the Holders' Representative may assign this Agreement without the prior written consent of the Company.

            SECTION 3.07. Governing Law. (a) This Agreement shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

            (b) Each Holder hereby (i) submits to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the United States Federal District Court for the Southern District of New York for the purpose of any action or proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the Company, its directors, its officers who sign the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or their respective heirs, legal representatives, successors or assigns) and (ii) waives, and agrees not to assert by way of motion, as a defense, or otherwise, in any such action or proceeding any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each Holder hereby irrevocably appoints CT Corporation System as its authorized agent to receive service of process on its behalf with respect to any such action or proceeding, which service may be made on such agent in accordance with legal procedures prescribed by such courts. Each Holder agrees that service of process upon CT Corporation System and written notice of said service to the Holders' Representative shall be deemed in every respect valid service of process upon such Holder in any such action or proceeding and shall be taken and held to be valid personal service upon such Holder. Each Holder further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect until the sixth anniversary of the Closing Date.

            SECTION 3.08. Counterparts; Governing Language. (a) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            (b) The parties acknowledge that, at the request and for the benefit of the Holders, this Agreement may be translated into French. The parties agree that this English version shall in all respects be the controlling version of this Agreement.

            SECTION 3.09. The Holders' Representative. Each Holder hereby acknowledges that he or she has in the Stock Exchange Agreement duly appointed the Holders' Representative as its attorney-in-fact to act on its behalf and to take any and all actions required or permitted to be taken by the Holders' Representative under this Agreement. The Company shall be entitled to rely, as being binding upon each Holder, upon any document or other paper believed by it to be genuine and correct and to have been signed or sent by the Holders' Representative, and the Company shall not be liable to any of the Holders for any action taken or omitted to be taken by it in such reliance. All fees and expenses of the Holders' Representative shall be paid by the Holders. The Company shall in no event incur any liability for (i) any such fees or expenses or (ii) any losses, damages or expenses arising from or related to, directly or indirectly, any action (or failure to act) by the Holders' Representative.

            IN WITNESS WHEREOF, the Company, the Holders' Representative and the Holders have caused this Agreement to be executed as of the date first written above in their individual capacities or by their respective representatives thereunto duly authorized, as applicable.


                                      ------------------------------------
                                      Yves Paul Cotrel


                                                        *
                                      ------------------------------------
                                      Marie-Helene Cotrel Plais


                                                        *
                                      ------------------------------------
                                      Annie Cotrel


                                                        *
                                      ------------------------------------
                                      Benedicte Cotrel Sandere


                                                        *
                                      ------------------------------------
                                      Marie Louise Cotrel


                                                        *
                                      ------------------------------------
                                      Philippe Cotrel


                                                        *
                                      ------------------------------------
                                      Yves-Regis Cotrel

                                                        *
                                      ------------------------------------
                                      Elizabeth Cotrel Gauzan


                                                        *
                                      ------------------------------------
                                      Catherine Cotrel Lechien


                                                        *
                                      ------------------------------------
                                      Marie-Christine Cotrel Milliez


                                      *By:
                                          --------------------------------
                                          Yves Paul Cotrel
                                          Attorney-in-fact

                                      SOFAMOR DANEK GROUP, INC.


                                      By
                                          --------------------------------
                                          Name:  J. Mark Merrill
                                          Title: Vice President and Treasurer

                                      MARIE-HELENE COTREL PLAIS, as the
                                        Holders' Representative


                                      ------------------------------------
                                      Name: Marie-Helene Cotrel Plais

                                    EXHIBIT A

                   ALLOCATION OF FAMILY REGISTRABLE SECURITIES




                                                      Allocation of
                Holder                                 Securities
                ------                                -------------

Yves Paul Cotrel & Marie Louise Cotrel                  648,981

Annie Cotrel                                            123,266

Benedicte Cotrel                                        123,266

Marie-Helene Cotrel Plais                               120,611

Philippe Cotrel                                         114,415

Yves-Regis Cotrel                                       117,365

Elizabeth Cotrel Gauzan                                 123,266

Catherine Cotrel Lechien                                114,415

Marie-Christine Cotrel Milliez                          114,415

Total                                                 1,600,000

                                 Exhibit 7.02(c)

                     Form of Opinion of Hausmann & Associes

            1. To such counsel's knowledge, the Holders have the legal capacity to enter into the Stock Exchange Agreement and the Registration Rights Agreement, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Stock Exchange Agreement and the Registration Rights Agreement have been duly executed and delivered by the Holders, and (assuming due authorization, execution and delivery by the Issuer), the Stock Exchange Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Holders enforceable against the Holders in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            2 The Stock Exchange Agreement validly appoints the Holders' Representative to act on each such Holder's behalf in accordance with
      Section 2.06 of the Stock Exchange Agreement.

            3. The Company is a societe anonyme duly organized and validly existing under the laws of France and has all necessary power and authority to own the shares of Issuer Common Stock owned by it.

            4. The authorized capital stock of the Company consists of 543,964 shares of Capital Stock. As of the date hereof, 543,964 shares of Capital Stock are issued and outstanding, all of which are validly issued and shown as fully paid on the Company's accounts. Pursuant to such counsel's review of the Company's stock registers and other corporate records, none of the issued and outstanding shares of Common Stock was issued in violation of any statutory preemptive rights. There are no options, warrants, convertible securities or, to such counsel's knowledge, other rights, agreements, arrangements or commitments of any character relating to the Capital Stock or obligating the Holders or the Company to issue or sell any shares of Capital Stock or any other interest in the Company. To such counsel's knowledge, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Capital Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all the outstanding Capital Stock and, to such counsel's knowledge, no Person, other than the Holders, owns or has any interest, whether direct or indirect, in any Capital Stock. Upon consummation of the transactions contemplated by the Stock Exchange Agreement and registration of the Shares in the name of Issuer in the stock records of the Company, the Issuer, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the outstanding Capital Stock free and clear of all Encumbrances. Upon consummation of the transactions contemplated by the Stock Exchange Agreement, the Shares will be fully paid and nonassessable. To such counsel's knowledge, other than the Stock Exchange Agreement, the Registration Rights Agreement and certain nominee agreements relating to the allocation of usufruit and nue propriete interests in the Shares among the Holders (which agreements have been previously provided to the Issuer), there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

            5. Assuming that any required notification to the French Foreign Investment Control Authorities (Direction du Tresor) has been made, the execution, delivery and performance of the Stock Exchange Agreement and the Registration Rights Agreement by the Holders do not and will not (i) violate, conflict with or result in the breach of any provision of the Statuts of the Company, (ii) conflict with or violate any Law or, to such counsel's knowledge, any Governmental Order applicable to the Holders, the Company, or any of their respective assets, properties or businesses, or
      (iii) to such counsel's knowledge, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Holders or the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Holders or the Company is a party or by which any of the Shares or any of such assets or properties is bound or affected.

            6. The execution, delivery and performance of the Stock Exchange Agreement and the Registration Rights Agreement by the Holders do not require any consent, approval, authorization or other order of, action by, filing with or notification to, any French Governmental Authority, except for notification to the French Foreign Investment Control Authorities (Direction du Tresor)

            7. To such counsel's knowledge, (i) there are no Actions by or against the Company or any subsidiary (or by or against the Holders or any Affiliate thereof and relating to the Company), pending before or threatened to be brought by or before any French Governmental Authority and (ii) none of the Company and the Holders is subject to any Governmental Order nor are there any Governmental Orders threatened to be imposed against the Company or any Holder by any French Governmental Authority.

            In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of France.

                                   SCHEDULE I


            Certificate as to Calculation of Equity Consideration

            Assuming a closing date of January 21, 1998, the Determination Price would equal $62.95 (the average of the closing prices of SDG common stock for the 20 consecutive trading days ending on the tenth trading day prior to the closing date) (see Exhibit A).

            The formula for the number of shares of SDG to be issued in the swap is as follows:

      No. of SDG shares * 0.85  *     (No. of SDG Shares held by Sofyc *
      held by Sofyc                   Determination Price) - (Cash Consideration
                                      + Shareholder Accounts + Loan Amount)
                          ------------------------------------------------------
                                      (No. of SDG Shares held by Sofyc *
                                      Determination Price)

      3,337,272 *  0.85 * (3,337,272 * 62.95) - (1,000,000 +
                         630,034.12(1) + 296,347.28(2))
                  -------------------------------------------
                             (3,337,272 * 62.95)

      3,337,272 *  0.85 * (210,081,272.40) - (1,926,381.40)
                  -------------------------------------------
                        (210,081,272.40)

      3,337,272 * (178,569,081.50) - (1,926,381.40)
                  -------------------------------------------
                        (210,081,272.40)


      3,337,272 *       176,642,700.10
                  -------------------------------------------
                        210,081,272.40

            3,337,272 * 0.840830304 = 2,806,079.43 ~ 2,806,080
                                                     =========

--------

(1) Assumes Shareholder Accounts of FF3,859,715.01. Translated into US$ at the noon buying rate quoted by the Federal Reserve Bank of New York on January 16, 1998 (US$1.00 = FF6.1262).

(2) Assumes Loan Amount of FF1,815,482.72. Translated into US$ at the noon buying rate quoted by the Federal Reserve Bank of New York on January 16, 1998 (US$1.00 = FF6.1262).

                                   SCHEDULE II

                            Company Equity Ownership
                        and Consideration to be Received

=======================================================================================

                                                                   Cash Consideration
                              Number of Shares    Issuer Shares   (Minus Legal Costs)
           Holder              to be Exchanged   to be Received      to be Received
           ------             ----------------   --------------      --------------

---------------------------------------------------------------------------------------
Yves Paul Cotrel                    135,218(1)        697,532           $191,724.00
---------------------------------------------------------------------------------------
Marie Louise Cotrel                 135,218(1)        697,532           $191,724.00
---------------------------------------------------------------------------------------
Annie Cotrel                         34,191(2)        176,377           $ 48,479.01
---------------------------------------------------------------------------------------
Benedicte Cotrel Sandere             34,191(2)        176,377           $ 48,479.01
---------------------------------------------------------------------------------------
Marie-Helene Cotrel Plais            34,191(2)        176,377           $ 48,479.01
---------------------------------------------------------------------------------------
Philippe Cotrel                      34,191(2)        176,377           $ 48,479.01
---------------------------------------------------------------------------------------
Yves-Regis Cotrel                    34,191(2)        176,377           $ 48,479.01
---------------------------------------------------------------------------------------
Elizabeth Cotrel Gauzan              34,191(2)        176,377           $ 48,479.01
---------------------------------------------------------------------------------------
Catherine Cotrel Lechien             34,191(2)        176,377           $ 48,479.01
---------------------------------------------------------------------------------------
Marie-Christine Cotrel Milliez       34,191(2)        176,377           $ 48,479.01
---------------------------------------------------------------------------------------
Total                               543,964         2,806,080           $771,280.08
=======================================================================================

--------

(1) With respect to each of Yves Paul Cotrel and Marie Louise Cotrel, 81,130 of such shares are being transferred in pleine propriete and 54,088 of such shares are being transferred solely as usufruit interests.

(2) In addition to such shares being transferred in pleine propriete, each such Holder is also transferring the nue propriete interests in 13,522 shares (108,176 nue propriete interests, the total of all such nue propriete interests (13,522 * 8) corresponds to the usufruit interests being transferred by Yves Paul Cotrel and Marie Louise Cotrel). The transfer of the nue propriete interests, taken together with the transfer of the corresponding usufruit interests being transferred by Yves Paul Cotrel and Marie Louise Cotrel, transfers to the Issuer pleine propriete interests in the 108,176 shares. Under the terms of this Agreement, the transfer of nue propriete interests, unlike the transfer of pleine propriete and usufruit interests, does not entitle a Holder to a greater participation in the cash or equity consideration being paid by the Issuer.